UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2016

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Liberty Plaza, 165 Broadway
New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, the Board of Directors (the “Board”) of Investment Technology Group, Inc. (“Company”) (NYSE: ITG) appointed Kevin Lynch, a private investor and former portfolio manager at JANA Partners LLC, to serve as a director of the Company. The Board also appointed Mr. Lynch to serve as a member of the Capital Committee of the Board.  In connection with the appointment of Mr. Lynch the size of the Board was increased from nine to ten members.

Mr. Lynch was appointed to the Company’s Board pursuant to a Cooperation Agreement (the “Agreement”) with Philadelphia Financial Management of San Francisco, LLC, Justin Hughes and Voce Capital Management LLC (collectively, the “Stockholder Group”). The Agreement, which is described in further detail in Item 8.01 of this current report, is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Mr. Lynch is currently a private investor.  From 2001 through 2010, Mr. Lynch worked at JANA Partners LLC, a value-oriented investment advisor specializing in event-driven investing, where he was a partner and portfolio manager. In 2004 he served on the board of directors of InterCept, Inc., a publicly traded financial technology firm. From 1999 to 2001, he was an analyst at Sagaponack Partners. From 1995 through 1997, Mr. Lynch was an associate at Cornerstone Equity Investors, a private equity firm. From 1990 through 1995, he worked in various areas at Prudential Investments. Mr. Lynch earned a B.S. in Finance from Penn State and an M.B.A. from Columbia Business School and also holds the C.F.A. designation.

Except for the Agreement, there are no arrangements or understandings with the Company pursuant to which Mr. Lynch was appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Lynch that would be reportable under Item 404(a) of Regulation S-K.   The non-employee director compensation policy is described under the caption “Director Compensation” in the Company’s proxy statement for its June 11, 2015 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 23, 2015.  It is expected that Mr. Lynch will be eligible for participation in such non-employee director compensation program.

Item 8.01 Other Events

On March 4, 2016, the Company issued a press release announcing its entry into the Agreement with the Stockholder Group.  Pursuant to the Agreement, the Company agreed to appoint Mr. Lynch to serve as an independent member of the Board. The following is a summary of the material terms of the Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Under the terms of the Agreement, during the Standstill Period (as defined in the Agreement), the Stockholder Group has agreed to vote in favor of the directors nominated by the Board for election to the Board. Among other provisions, the Stockholder Group has also agreed that, during the Standstill Period, the Stockholder Group will not acquire beneficial ownership of additional shares of the Company’s voting stock that would result in the Stockholder Group’s total ownership exceeding 10% of the Company’s voting stock. The Agreement generally defines the “Standstill Period” as the period beginning on date of the Agreement and ending on the earlier of the date which is 30 days prior to the last day on which notice of a stockholder’s intent to make director nominations at, or bring other business before, the Company’s annual meeting of stockholders in 2017 must be submitted pursuant to the Company’s bylaws and the date that the Company materially breaches the Agreement and fails to cure such breach within 30 days following notice thereof.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

99.1            Cooperation Agreement, by and among Philadelphia Financial Management of San Francisco, LLC, Justin Hughes, and Voce Capital Management LLC and Investment Technology Group, Inc., dated as of March 4, 2016.

99.2    Press release issued by Investment Technology Group, Inc. on March 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ Angelique F.M. DeSanto
Angelique F.M. DeSanto
Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: March 4, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1

Cooperation Agreement, by and among Philadelphia Financial Management of San Francisco, LLC, Justin Hughes, and Voce Capital Management LLC and Investment Technology Group, Inc., dated as of March 4, 2016.

99.2	Press release issued by Investment Technology Group, Inc. on March 4, 2016.